EX-99.906CERT

                           CERTIFICATIONS
                           --------------

David B. Rea, Chief Executive Officer, and Jeffrey C. Howard, Chief Financial Officer, of The Shepherd Street Funds, Inc. (the "Registrant"), each certify to the best of his knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended March 31, 2005 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


CHIEF EXECUTIVE OFFICER                     CHIEF FINANCIAL OFFICER

The Shepherd Street Funds Inc.              The Shepherd Street Funds Inc.


/s/ David B. Rea                            /s/ Jeffrey C. Howard
------------------------------------        ------------------------------------
David B. Rea, President                     Jeffrey C. Howard, Treasurer

Date:  May 11, 2005                         Date:  May 11, 2005



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO THE SHEPHERD STREET FUNDS, INC. AND WILL BE RETAINED BY THE SHEPHERD STREET FUNDS, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.